UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2024

NUZEE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

2865 Scott St. Suite 107, Vista, California 92081

(Address of principal executive offices)

(760) 295-2408

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	NUZE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on August 26, 2024, on August 20, 2024, NuZee, Inc., a Nevada corporation (the “Company”), entered into a convertible note purchase agreement (the “Purchase Agreement”) with certain investors (the “Investors”) to issue and sell convertible notes in the aggregate principal amount of USD$1,300,000 (the “Notes”). The Notes bear interest at an annual rate of 7% and have a maturity date of one year from the issuance date. The Notes shall not be converted until the Company obtains shareholder approval for the issuance of shares underlying the Notes. Upon obtaining such approval, the holder may convert the Notes into a number of shares of Common Stock equal to (i) the outstanding principal amount of the Notes, plus any accrued but unpaid interest, divided by (ii) $0.94, the conversion price. Any conversion of the Notes resulting in a fractional share shall be rounded down to the nearest whole share. On August 20, 2024, in connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”). The Company shall prepare and, as soon as practicable, but in no event later than 30 days subsequent to the filing of the Form 10-Q for the period ended June 30, 2024, or five business days after the approval by the Company’s stockholders of the transactions contemplated in the Purchase Agreement, whichever is later.

As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on September 6, 2024, on September 6, 2024, the Company issued two Notes with principal amounts of $300,000 and $450,000 separately to two non-U.S. investors pursuant to the Purchase Agreement following receipt of the purchase amounts.

On September 10, 2024, the Company issued a Note with a principal amount of $550,000 to a non-U.S. investor pursuant to the Purchase Agreement following receipt of the purchase amount. Following such issuance, the closing of the sale of all Notes with the aggregate principal amount of USD$1,300,000 pursuant to the Purchase Agreement has been completed.

The foregoing description of the Purchase Agreement, the Notes and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, the Notes, and Registration Rights Agreement, the forms of which were attached as Exhibits 10.1, 10.2 and 10.3, respectively, to the Current Report on Form 8-K filed by the Company with the SEC on August 26, 2024, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 3.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUZEE, INC.

Dated: September 10, 2024	By:	/s/ Jianshuang Wang
	Name:	Jianshuang Wang
	Title:	Chief Executive Officer and Director